Exhibit (h)(7)(xxiii)

FORM OF AMENDMENT NO. XX

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Form of Amendment No. XX, dated as of __________, 2023 (“Amendment No. XX”), to the Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), Equitable Financial Life Insurance Company of America and Equitable Distributors, LLC (collectively, the “Parties”).

The Parties wish to amend the Agreement as follows:

1.	New Portfolios. Effective [November , 2023], the following Portfolios are hereby added to the Agreement on the terms and conditions contained in the Agreement:

☐	EQ/Aggressive Allocation Portfolio
☐	EQ/Conservative Allocation Portfolio
☐	EQ/Conservative-Plus Allocation Portfolio
☐	EQ/Core Plus Bond Portfolio
☐	EQ/Moderate Allocation Portfolio
☐	EQ/Moderate-Plus Allocation Portfolio
☐	Target 2015 Allocation Portfolio
☐	Target 2025 Allocation Portfolio
☐	Target 2035 Allocation Portfolio
☐	Target 2045 Allocation Portfolio
☐	Target 2055 Allocation Portfolio

2.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. XX as of the date first set forth above.

EQ ADVISORS TRUST		EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By:		By:
	Name: Brian Walsh		Name: Kenneth Kozlowski
	Title: Chief Financial Officer and Treasurer		Title: Signatory Officer

EQUITABLE DISTRIBUTORS, LLC

By:
Name: Nicholas B. Lane
Title: Chairman of the Board, President and Chief Executive Officer

SCHEDULE A

FORM OF AMENDMENT NO. XX

AMENDED AND RESTATED PARTICIPATION AGREEMENT

1290 VT Convertible Securities Portfolio	EQ/Goldman Sachs Moderate Growth Allocation Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio	EQ/Growth Strategy Portfolio
1290 VT Equity Income Portfolio	EQ/Intermediate Corporate Bond Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio	EQ/Intermediate Government Bond Portfolio
1290 VT GAMCO Small Company Value Portfolio	EQ/International Core Managed Volatility Portfolio
1290 VT High Yield Bond Portfolio	EQ/International Equity Index Portfolio
1290 VT Micro Cap Portfolio	EQ/International Managed Volatility Portfolio
1290 VT Moderate Growth Allocation Portfolio	EQ/International Value Managed Volatility Portfolio
1290 VT Multi-Alternative Strategies Portfolio	EQ/Invesco Comstock Portfolio
1290 VT Natural Resources Portfolio	EQ/Invesco Global Portfolio
1290 VT Real Estate Portfolio	EQ/Invesco Global Real Assets Portfolio
1290 VT Small Cap Value Portfolio	EQ/Invesco Moderate Allocation Portfolio
1290 VT SmartBeta Equity ESG Portfolio	EQ/Invesco Moderate Growth Allocation Portfolio
1290 VT Socially Responsible Portfolio	EQ/Janus Enterprise Portfolio
ATM International Managed Volatility Portfolio	EQ/JPMorgan Growth Allocation Portfolio
ATM Large Cap Managed Volatility Portfolio	EQ/JPMorgan Growth Stock Portfolio
ATM Mid Cap Managed Volatility Portfolio	EQ/JPMorgan Value Opportunities Portfolio
ATM Small Cap Managed Volatility Portfolio	EQ/Large Cap Core Managed Volatility Portfolio
EQ/2000 Managed Volatility Portfolio	EQ/Large Cap Growth Index Portfolio
EQ/400 Managed Volatility Portfolio	EQ/Large Cap Growth Managed Volatility Portfolio
EQ/500 Managed Volatility Portfolio	EQ/Large Cap Value Index Portfolio
EQ/AB Dynamic Aggressive Growth Portfolio	EQ/Large Cap Value Managed Volatility Portfolio
EQ/AB Dynamic Growth Portfolio	EQ/Lazard Emerging Markets Equity Portfolio
EQ/AB Dynamic Moderate Growth Portfolio	EQ/Long-Term Bond Portfolio
EQ/AB Short Duration Government Bond Portfolio	EQ/Loomis Sayles Growth Portfolio
EQ/AB Small Cap Growth Portfolio	EQ/MFS International Growth Portfolio
EQ/AB Sustainable U.S. Thematic Portfolio	EQ/MFS International Intrinsic Value Portfolio
EQ/Aggressive Growth Strategy Portfolio	EQ/MFS Mid Cap Focused Growth Portfolio
EQ/All Asset Growth Allocation Portfolio	EQ/MFS Technology Portfolio
EQ/American Century Mid Cap Value Portfolio	EQ/MFS Utilities Series Portfolio
EQ/American Century Moderate Growth Allocation Portfolio	EQ/Mid Cap Index Portfolio
EQ/Balanced Strategy Portfolio	EQ/Mid Cap Value Managed Volatility Portfolio
EQ/Capital Group Research Portfolio	EQ/Moderate Growth Strategy Portfolio
EQ/ClearBridge Large Cap Growth ESG Portfolio	EQ/Money Market Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio	EQ/Morgan Stanley Small Cap Growth Portfolio
EQ/Common Stock Index Portfolio	EQ/PIMCO Global Real Return Portfolio
EQ/Conservative Growth Strategy Portfolio	EQ/PIMCO Real Return Portfolio
EQ/Conservative Strategy Portfolio	EQ/PIMCO Total Return ESG Portfolio
EQ/Core Bond Index Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Emerging Markets Equity PLUS Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Equity 500 Index Portfolio	EQ/Small Company Index Portfolio
EQ/Fidelity Institutional AM® Large Cap	EQ/T. Rowe Price Health Sciences Portfolio
EQ/Franklin Moderate Allocation Portfolio	EQ/Ultra Conservative Strategy Portfolio
EQ/Franklin Rising Dividends Portfolio	EQ/Value Equity Portfolio
EQ/Franklin Small Cap Value Managed Volatility Portfolio	EQ/Wellington Energy Portfolio
EQ/Global Equity Managed Volatility Portfolio	Equitable Conservative Growth MF/ETF Portfolio
EQ/Goldman Sachs Growth Allocation Portfolio	Equitable Growth MF/ETF Portfolio
EQ/Goldman Sachs Mid Cap Value Portfolio	Equitable Moderate Growth MF/ETF Portfolio
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Technology Portfolio

EQ/Aggressive Allocation Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Core Plus Bond Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio